                                                         Exhibit No. EX-99.d.1.i

                               AMENDMENT NO. 8 TO

                                    EXHIBIT A

                     OF THE INVESTMENT MANAGEMENT AGREEMENT

     THIS  AMENDMENT  to the Exhibit A to the  Investment  Management  Agreement
dated  December 15, 1999 (the  "Agreement")  between  DELAWARE  POOLED TRUST and
DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust (the
"Investment  Manager"),  amended as of the 6th day of January,  2006,  lists the
Portfolios  for which the  Investment  Manager  provides  investment  management services pursuant to this Agreement, along with the management fee rate schedule for each Portfolio and the date on which the Agreement became effective for each
Portfolio. This Amendment supersedes all previous amendments to Exhibit A to the
Investment Management Agreement.

--------------------------------------------------------------------------------
                                                      Management Fee Schedule
                                                        (as a percentage of
                                                     average daily net assets)
      Portfolio Name           Effective Date              Annual Rate
--------------------------- -------------------- -------------------------------
The All-Cap Growth Equity
Portfolio                     February 28, 2000               0.75%
--------------------------- -------------------- -------------------------------
The Core Focus Fixed Income
Portfolio                       June 28, 2004                 0.40%
--------------------------- -------------------- -------------------------------
The Core Plus Fixed Income
Portfolio                      June 28, 2002                 0.43%
--------------------------- -------------------- -------------------------------
The Emerging Markets
Portfolio                    September 24, 2004               0.75%
--------------------------- -------------------- -------------------------------
The Focus Smid-Cap Growth
Equity Portfolio (formerly   September 15, 2003               0.75%
The Small-Cap Growth II
Equity Portfolio)
--------------------------- -------------------- -------------------------------
The Global Fixed Income
Portfolio                    September 24, 2004               0.50%
--------------------------- -------------------- -------------------------------
The High-Yield Bond
Portfolio                     December 15, 1999               0.45%
--------------------------- -------------------- -------------------------------
The Intermediate Fixed
Income Portfolio              December 15, 1999               0.40%
--------------------------- -------------------- -------------------------------
The International Equity
Portfolio                    September 24, 2004               0.75%
--------------------------- -------------------- -------------------------------
The International Fixed
Income Portfolio             September 24, 2004               0.50%
--------------------------- -------------------- -------------------------------
The Labor Select
International Equity
Portfolio                    September 24, 2004               0.75%
--------------------------- -------------------- -------------------------------
The Large-Cap Growth Equity
Portfolio                     November 1, 2005                0.65%
--------------------------- -------------------- -------------------------------
The Large-Cap Value Equity
Portfolio                     December 15, 1999               0.55%
--------------------------- -------------------- -------------------------------
The Mid-Cap Growth Equity
Portfolio                     December 15, 1999               0.75%
--------------------------- -------------------- -------------------------------
                                                   0.75% on first $500 million
                                                   0.70% on next $500 million
The Real Estate Investment    December 15, 1999   0.65% on next $1,500 million
Trust Portfolio                                   0.60% on assets in excess of
                                                         $2,500 million
--------------------------- -------------------- -------------------------------
The Real Estate Investment
Trust Portfolio II            December 15, 1999               0.75%
--------------------------- -------------------- -------------------------------
The Small-Cap Growth Equity
Portfolio                     December 15, 1999               0.75%
--------------------------- -------------------- -------------------------------
The Smid-Cap Growth Equity
Portfolio                     December 1, 2004                0.75%
--------------------------------------------------------------------------------

DELAWARE MANAGEMENT COMPANY,                         DELAWARE POOLED TRUST
a series of Delaware Management Business Trust

By:      /s/ Jude T. Driscoll                   By:      /s/ Jude T. Driscoll
Name:    Jude T. Driscoll                       Name:    Jude T. Driscoll
Title:   President/Chief Executive Officer      Title:   President

Attest:  /s/ Kathryn R. Williams                Attest:  /s/ Kathryn R. Williams
Name:    Kathryn R. Williams                    Name:    Kathryn R. Williams
Title:   Vice President/                        Title:   Vice President/
         Associate General Counsel/                      Associate General
         Assistant Secretary                             Counsel/Assistant
                                                         Secretary